KPMG Peat Marwick LLP



                          Independent Auditors' Consent
                          -----------------------------






The Board of Directors
Microchip Technology Incorporated:


We consent to incorporation by reference in the registration statements (No. 33-59686, No. 33-80072, No. 33-81690, No. 33-83196, No. 333-872 and No.
333-40791) on Form S-8 of Microchip Technology Incorporated of our report dated April 22, 1998, except as to the second and third paragraphs of note 13 which are as of May 18, 1998, relating to the consolidated balance sheets of Microchip Technology Incorporated and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1998, which report appears in the March 31, 1998 annual report on Form 10-K of Microchip Technology Incorporated.


                                        /s/ KPMG Peat Marwick LLP


Phoenix, Arizona
May 22, 1998